UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CENTRAL IOWA ENERGY, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

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3426 E. 28th Street N.
Newton, Iowa 50208
NOTICE OF ANNUAL MEETING OF MEMBERS AND IMPORTANT
NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE MEMBER MEETING TO BE HELD ON AUGUST 19, 2009
To our Members:
The 2009 Annual Meeting of Members (the “2009 Annual Meeting”) of Central Iowa Energy, LLC (the “Company”) will be held on Wednesday, August 19, 2009, at the DMACC Sodhexo Conference Center, 600 N. 2nd Ave. West, Newton, Iowa 50208. Registration for the Annual Meeting will begin at 5:30 p.m. The 2009 Annual Meeting will commence at approximately 6:30 p.m. The purposes of the meeting are to: (1) elect three (3) Group I Directors to our Board of Directors; and (2) transact such other business as may properly come before the 2009 Annual Meeting or any adjournments thereof. The Board of Directors recommends a vote FOR the election of its nominees for Directors.
•
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

•	The Company’s Proxy Statement, Proxy Card and Annual Report to Members are available at www.centraliowaenergy.com under the “Proxy Materials” tab.

•
If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy by calling our office at (641) 791-1010 or emailing Darcy Kruse at darcy.kruse@centraliowaenergy.com on or before Monday, August 7th, 2009, to facilitate timely delivery.

If you have any questions regarding the information in the Proxy Statement or completion of the proxy card located on our website at www.centraliowaenergy.com under the “Proxy Materials” tab, or if you need directions to attend the meeting and vote in person, please call Darcy Kruse in our office at (641) 791-1010 or email her at darcy.kruse@centraliowaenergy.com.
Only Members listed on the Company’s records at the close of business on July 1, 2009 are entitled to notice of the 2009 Annual Meeting and to vote at the 2009 Annual Meeting and any adjournments thereof. For your proxy card to be valid, it must be received by the Company no later than 5:00 p.m. on Friday, August 14, 2009.
All Members are cordially invited to attend the 2009 Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date and return the proxy card, which is solicited by the Board of Directors, whether or not you plan to attend the meeting. The proxy card will not be used if you attend and vote at the meeting in person. You may fax the proxy card to the Company at (641-791-1192) or mail it to us at 3426 E. 28th Street N., Newton, Iowa 50208.
By order of the Board of Directors,
James Johnston
Chairman of the Board
Newton, Iowa
July 1, 2009

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CENTRAL IOWA ENERGY, LLC
3426 E. 28th Street N.
Newton, Iowa 50208
(641) 791-1010

Proxy Statement
Annual Meeting of Members
Wednesday, August 19, 2009
6:30 p.m.

The enclosed proxy is solicited by the Board of Directors of Central Iowa Energy, LLC (the “Company” or “Central Iowa Energy”) for use at the 2009 Annual Meeting of Members (“Annual Meeting”) of the Company to be held on Wednesday, August 19, 2009, and at any adjournment thereof. The 2009 Annual Meeting will be held at the DMACC Sodhexo Conference Center, 600 N. 2nd Ave. West, Newton, Iowa 50208. Registration for the meeting will begin at 5:30 p.m. The Annual Meeting will commence at approximately 6:30 p.m. This solicitation is being made by posting on the Company’s website, the Company’s Proxy Statement, proxy card and Annual Report on Form 10-KSB (www.centraliowaenergy.com); however, the Company may also use its officers, Directors, and employees (without providing them with additional compensation) to solicit proxies from Members in person or by telephone, facsimile or letter. Distribution of this Proxy Statement and the related proxy card via access on the Company’s website (www.centraliowaenergy.com) is scheduled to begin on or about July 1, 2009, and delivery of the proxy card via U.S. Mail is scheduled to begin on or about July 11, 2009.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:	Why did I receive this Proxy Statement?

A:
The Company is soliciting your proxy vote at the 2009 Annual Meeting because you were a Member of the Company at the close of business on July 1, 2009, the record date for the Annual Meeting, and are entitled to vote at the Annual Meeting.

Q:	When and where is the 2009 Annual Meeting?

A:
The 2009 Annual Meeting will be held on Wednesday, August 19, 2008 at the DMACC Sodhexo Conference Center, 600 N. 2nd Avenue, West, Newton, Iowa 50208. Registration for the meeting will begin at 5:30 p.m. The Annual Meeting will commence at approximately 6:30 p.m.

Q:	What am I voting on?

A:	You are voting on the election of three (3) Group I Directors. See “Proposal 1: Election of Group I Directors” below.

The Board of Directors recommends a vote FOR the election of its nominees for Group I Directors.

Q:	How many votes do I have?

A:
On any matter which may properly come before the meeting, each Member entitled to vote will have one (1) vote for each membership unit owned of record by such Member as of the close of business on July 1, 2009.

Q:	Do I have dissenters’ rights?

A:
Pursuant to Section 6.15 of the Company’s Amended and Restated Operating Agreement (“Operating Agreement”), Members have no dissenters’ rights. Dissenters’ rights are generally the right of a security holder to dissent from and obtain the fair value of their securities in certain events, such as mergers, share exchanges, and certain amendments to certain types of organizational documents of a company.

Q:	What is the voting requirement to elect the Group I Directors?

A:
In the election of Group I Directors, the three (3) nominees for Group I Directors receiving the greatest number of votes relative to the other nominees in the group will be elected. The presence (in person or by proxy) of Members representing an aggregate of at least twenty-five percent (25%) of the Company’s membership units is required to take action on the election of Directors at the Annual Meeting.

Q:	How many membership units of the Company are outstanding?

A:	At the close of business on July 1, 2009, there were 26,672 outstanding membership units. This means that there may be 26,672 votes on any matter.

Q:	What is the effect of an abstention?

A:
Abstentions will be counted when determining whether a quorum is present. Abstentions for Director elections, however, will not be counted either for or against any nominee because Directors are elected by plurality vote, meaning that the nominees receiving the most votes relative to the other nominees in the group will be elected.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2009 Annual Meeting either in person or by proxy. Accordingly, you may vote using any of the following methods:
•
Proxy Card. The enclosed proxy card is a means by which a Member may authorize the voting of his, her, or its membership units at the 2009 Annual Meeting. The membership units represented by each properly executed proxy card will be voted by the proxies named in the proxy card at the 2009 Annual Meeting in accordance with the Member’s directions. The Company urges you to specify your choices by marking the appropriate boxes on your proxy card. After you have marked your choices, please sign and date the proxy card and mail the proxy card to the Company at 3426 E. 28th St. N., Newton, Iowa 50208 or fax the proxy card to the Company at (641) 791-1192. In order for your vote to count, the Company must receive your proxy by 5:00 p.m. local time on Friday, August 14, 2009.

•	In person at the 2009 Annual Meeting. All Members of record as of July 1, 2009 may vote in person at the 2009 Annual Meeting.

If membership units are owned jointly by more than one person, both persons must sign the proxy card in order for the membership units to be voted in the election of Directors.

Q:	What can I do if I change my mind after I vote my membership units via the proxy card?

A:	You may revoke your proxy by:
•	Voting in person at the 2009 Annual Meeting;

•
Giving personal or written notice of the revocation, which is received by John Van Zee, President and CEO of the Company, at the Company’s offices at 3426 E. 28th Street N., Newton, Iowa 50208 by 5:00 p.m. local time on Friday, August 14, 2009; or

•	Giving personal or written notice of the revocation to the Company’s Secretary, Jeremie Parr, at the commencement of the 2009 Annual Meeting.
Q:	What happens if I mark too few or too many boxes on the proxy card?

A:
If you do not mark any choices for the election of Group I Directors on the proxy card, then your votes will be deemed a vote FOR those nominees recommended for election by the Board of Directors. If you mark fewer than three (3) choices for Group I Directors, the proxies will vote your units ONLY for the persons you mark as your choices. If you mark more than three (3) choices your vote will be nullified.

Regardless of whether you mark too few or too many boxes on your proxy card, if you submit a proxy card your units will be included in the determination of whether a quorum is present at the Annual Meeting, even if you abstain from voting. If you do not submit a proxy card or attend the Annual Meeting, your units will not be counted as present at the Annual Meeting for purposes of determining whether a quorum is present.

Q:	Who can attend the 2009 Annual Meeting?

A:	All Members as of the close of business on the record date, which is July 1, 2009, may attend the 2009 Annual Meeting.

Q:	What is the Record date for the 2009 Annual Meeting?

A:	July 1, 2009.

Q:	Who will count the votes?

A:
All votes will be tabulated by the inspector of election appointed for the Annual Meeting, which we anticipate will be an administrative employee of the Company. The inspector of election will separately tabulate affirmative and negative votes and abstentions. The Company’s Secretary, Jeremie Parr, will supervise the process.

Q:	What constitutes a quorum?

A:
The presence in person or by proxy of Members holding at least 25% of the Company’s issued and outstanding units is required to constitute a quorum for the Annual Meeting. Because on July 1, 2009 the Company had 26,672 issued and outstanding membership units, the presence of 6,668 membership units will constitute a quorum for the election of Group I Directors. If you submit a proxy card or appear in person at the Annual Meeting, then your units will be counted in determining whether a quorum is present at the 2009 Annual Meeting.

Q:	Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

Q:	How do I nominate a candidate for election as a Director at next year’s Annual Meeting?

A:
The Group II Directors will stand for election at the 2010 Annual Meeting. Nominations for Director seats are made by the Board of Directors or by a nominating committee appointed by the Board of Directors. In addition, a Member may nominate a candidate for Director by following the procedures explained in this Proxy Statement on Pages 16 and 17 and Section 5.3 of the Operating Agreement, as may be amended from time to time. Section 5.3 of the Operating Agreement requires that written notice of a Member’s intent to nominate an individual for Director must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 60 days nor more than 90 days prior to an annual meeting of the Company. At this time, we anticipate that the 2010 Annual Meeting will be held on approximately March 10, 2010.

Q:	What is a Member proposal?

A:
A Member proposal is your recommendation or requirement that the Company and/or the Board of Directors take action, which you intend to present at a meeting of the Company’s Members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company’s proxy statement, then the Company must also provide the means for Members to vote on the matter via the proxy card. The deadlines and procedures for submitting Member proposals are explained below on Pages 16 and 17 of this Proxy Statement. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are Member proposals and Director nominations due for the 2010 Annual Meeting?

A:
We intend to hold our 2010 Annual Meeting on or about March 10, 2010. In order to be considered for inclusion in next year’s proxy statement, Member proposals must be submitted in writing to the Company by November 10, 2009. The Company suggests that proposals for the 2010 Annual Meeting of Members be submitted by certified mail, return receipt requested. The proposal must be in accordance with the provision of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Exchange Act of 1934.

Members who intend to present a proposal at the 2010 Annual Meeting of Members without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than January 24, 2010. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a Member proposal intended to be submitted to the 2010 Annual Meeting of Members by January 24, 2010, the persons named as proxies on the proxy card accompanying the relevant proxy statement may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal. See Pages 16 and 17 of this Proxy Statement for further discussion on Member proposals and Director nominations.

PROPOSALS TO BE VOTED UPON
PROPOSAL 1
Election of Group I Directors
Eleven (11) persons comprise our current Board of Directors, all of which were elected at the previous 2008 Annual Meeting of Members. At the 2008 Annual Meeting, these Directors were elected to three different groups, Groups I, II and III. Group I Directors were elected to serve for a term of one year; Group II Directors were elected to serve for a term of two years; and Group III Directors were elected to serve for a term of three years. The term of the Group I Directors, therefore, will expire at the 2009 Annual Meeting and their positions will be up for election.
The Board of Directors has nominated the following persons for election for a three-year term as Group I Directors: James Johnston, Craig Hamilton, and Don Huyser. All of these nominees are incumbent Directors. All nominees have indicated their willingness to serve as Directors if elected. The three (3) nominees receiving the highest number of votes will be elected as Group I Directors of the Company at the 2009 Annual Meeting, provided a quorum is present (in person or by proxy) at the meeting. The term of the Group I Directors elected at the 2009 Annual Meeting will expire at the 2012 Annual Meeting of Members.
Required Vote and Board Recommendation
As indicated on the proxy card, if you do not mark any choices for Group I Directors on the proxy card, the proxies solicited by the Board of Directors will be voted FOR of the Board of Directors’ nominees. If you do not submit a proxy card or attend the meeting, or if you abstain from voting, your vote will NOT be counted either for or against the election of any nominee because the Group I Directors will be elected by plurality vote, meaning that those nominees receiving the greatest number of votes relative to the other nominees will be elected. If you mark at least one (1) but fewer than three (3) choices for Group I Directors, the proxies will vote your units ONLY for the nominee(s) you mark as your choice(s). If any nominee withdraws or otherwise becomes unavailable, which is not expected at this time, the proxies solicited by the Board will be voted for a substitute nominee who will be designated by the Board of Directors.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES FOR GROUP I DIRECTORS
The following table contains certain information with respect to the Group I Director nominees, which are all persons currently serving as Directors, for election at the 2009 Annual Meeting of Members:

		Year First Became	Current Term
Name and Principal Occupation	Age	a Director	Expires
James Johnston, Farmer	64	2005	2009
Craig Hamilton, Executive Director of Jasper County Economic Development Corporation	58	2005	2009
Don Huyser, Owner of Huyser Ag, Inc. and Vice President of Kilduff Feed & Grain	48	2005	2009
Biographical Information about Nominee Directors
The following is a brief description of the business experience and background of our incumbent Group I Director nominees for the 2009 Annual Meeting, all of which are currently serving on our Board of Directors.
James Johnston, Director and Chairman of the Board – Age 64. James Johnston owns and operates a livestock and grain farm and has done so for over thirty years. Jim serves on the board of directors for Bohemian Mutual Insurance Company and has since 1989. In addition, he serves on the Jasper County Soil & Conservation Board, having served on that board for nearly twenty years, and is currently serving as chairman, a position which he has held since 1994. He also serves on the Heartland Resource Conservation and Development Board and has since 1984; he served as president of the Heartland Resources Conservation and Development Board from 2003 to 2005. Jim has served as a Director of Central Iowa Energy since June 30, 2005. He has also served as Chairman of the Board of Central Iowa Energy since June 30, 2005.
Craig Hamilton, Director – Age 58. Craig Hamilton currently serves as the executive director of the Jasper County Economic Development Corporation and has since July 2003. Prior to his economic development work, Craig was employed by Iowa Telecom from September 1999 to June 2003 as the director of community relations. From 1997 to 1999, Craig also served as vice president of the Iowa Area Development Group. Craig has served as a Director of Central Iowa Energy since June 30, 2005.
Don Huyser, Director and Treasurer – Age 48. Don Huyser owns and operates Huyser Ag, Inc. and has since 1982. Don also serves as vice president of Killduff Feed & Grain, a position which he has had since January 2005. As vice president of Killduff Feed & Grain, Don oversees general business operations and company financing. Don has served as a Director of Central Iowa Energy since June 30, 2005. He has served as Treasurer of the Company since April 9, 2008.
Biographical Information Regarding Non-Nominee Directors, Officers and Significant Employees
The following is a brief description of the business experience and background of our current Directors that are not Director nominees for the 2009 Annual Meeting, our current executive officers and other significant employees.
John E. Van Zee, Director, President and Chief Executive Officer – Age 56. Since February 2007, John has served as chief financial officer of the Central Iowa Water Association. From 1985 to 2006, John worked for U.S. Bank as the vice president of the bank’s agricultural loan department where he supervised three employees who handled agricultural loans, farm management, and real estate sales. He also served on the board of directors for the Central Iowa Water Association and has for the past nine years. John has served as a Director of Central Iowa Energy since June 30, 2005. He has served as President and Chief Executive Officer of Central Iowa Energy since March 21, 2007.

Kimberly Smith, Chief Financial Officer – Age 44. Kimberly Smith has served as the Chief Financial Officer of Central Iowa Energy since February 21, 2007. From August 2005 to February 2007, Kimberly was employed at ITWC, Inc. as an accounting assistant where she was responsible for maintaining inventory activity, verifying order fulfillment and issuance of customer invoices, and compiling employee payroll time entries. From September 2003 to July 2005, Kimberly was employed at Starr Dentistry, Inc. as a finance manager. As a finance manager, she performed all accounting functions for the company and was responsible for daily deposit and bank reconciliation, accounts payable, accounts receivable, and payroll analysis. From 1999 to 2006, Kimberly provided consulting and bookkeeping services for a variety of local small businesses in Bruceville, TX and Newton, IA through her own business, Kimberly L. Smith Accounting Services. She is a graduate of Upper Iowa University.
William J. Horan, Director and Vice Chairman of the Board – Age 61. William J. Horan has been a farmer for the past thirty-five years. He is also currently a partner in Horan Brothers Agricultural Enterprises in Rockwell City, Iowa. William is the past president of the Iowa Corn Growers Association and sits on the board of directors of Natural Resource Solutions, LLC; Truth About Trade; ISU Research Park Board of Directors; the USDA DOE Technical Advisory Committee; and The Biodiesel Group, LLC. He also sits on the board of three public reporting companies, which include Western Iowa Energy, LLC, which he joined in November 2004; Western Dubuque Biodiesel, LLC, which he joined in November 2005; and Iowa Renewable Energy, LLC, which he joined in April 2005. William has served as a Director of Central Iowa Energy since June 30, 2005.
Jeremie Parr, Director and Secretary – Age 37. In June 2006, Jeremie joined Trisler Seeds as a district sales manager. From July 2003 to June 2006, Mr. Parr worked for NC+ Hybrids and managed a group of dealers that had annual sales in excess of $500,000. From September 1997 to July 2003, he was employed by Golden Seed Company based in Cordova, Illinois. In 2003, prior to working for Golden Seed, Jeremie was employed as a crop consultant for Prairieview Ag Service and was responsible for the purchase, sales and application of agricultural products. Jeremie has served as a Director of Central Iowa Energy since June 30, 2005. He has served as Secretary of Central Iowa Energy since June 30, 2005.
Scot Farver, Director – Age 48. Scot Farver graduated from Iowa State University in 1984 with a degree in Industrial Engineering. Scot operates Farver True Value, one of the largest True Value stores in the State of Iowa. Scot has been operating Farver True Value since he opened it in 1993. Scot has served as a Director of Central Iowa Energy since June 30, 2005. Scot previously served as Treasurer of Central Iowa Energy from June 30, 2005 to April 9, 2008.
Warren L. Bush, Director – Age 60. Warren L. Bush is an attorney licensed in both Iowa and Arizona. Warren serves as a judicial magistrate for the State of Iowa and has for the past 20 years. Warren is also a self-employed attorney practicing out of offices in both Wall Lake and Dunlap, Iowa. He began his law practice in Wall Lake in November 1974 and his law practice in Dunlap in June 1996. Warren serves on the board of directors of The Biodiesel Group, LLC, which he joined in April 2005. He also serves on the board of directors of three public reporting companies, which include Western Iowa Energy, LLC, which he joined in November 2004; Western Dubuque Biodiesel, LLC, which he joined in November 2005; and Iowa Renewable Energy, LLC, which he joined in April 2005. He is also a principal owner of Bush Boys’ Enterprises, LLC, which he joined in April 2004; Bush Boys, Inc., which he joined in May 2004; and Front Row Racing Stable, Ltd., which he joined in September 2004. Warren has served as a Director of Central Iowa Energy since June 30, 2005.
Dean Lane, Director – Age 55. Dean Lane is currently a farmer and has been farming for over 30 years. His current operation consists of 1,800 acres divided evenly between corn and soybeans. Dean has served as a Director of Central Iowa Energy since June 30, 2005.

Denny Mauser, Director – Age 60. Denny Mauser is a farmer with a 900-acre operation, including corn, soybeans and popcorn and has farmed in Buena Vista County and Sac County, Iowa since 1973. Denny also manages a cow-calf herd and has since 1982. Currently, Denny serves as president of the Sac County Rural Electric Cooperative and has since July 2000. He is a member of the board of directors of The Biodiesel Group, LLC, which he joined in April 2005. He is also a member of the board of directors of three public reporting companies which include Western Iowa Energy, LLC, which he joined in October 2004; Western Dubuque Biodiesel, LLC, which he joined in November 2005; and Iowa Renewable Energy, LLC, which he joined in August 2005. Denny has served as a Director of Central Iowa Energy since June 30, 2005.
William J. Talsma, Director – Age 50. William J. Talsma is a farmer and has been farming for the past twenty-eight years. William is a partner in Talsma Brothers Partnership, a family farming operation which he joined fifteen years ago. Since 2000, he has been a partner in a 7,500 sow farrow-to-finish operation. In 2003, William also became a partner in 1-80 Farms, a family partnership. William has served as a Director of Central Iowa Energy since June 30, 2005.
Derek Winkel, General Manager – Age 32. Derek Winkel has been employed by Renewable Energy Group, Inc., our management and marketing firm and design-builder, as the general manager of Central Iowa Energy since July 2006. Derek was previously employed by Broin Management, LLC as the technical manager of Ethanol2000, LLP from April 2001 to June 2006. As technical manger, Derek was responsible for overseeing the production and operations of a 30 million gallon per year dry-mill ethanol facility. From February 1999 to April 2001, Derek was employed by National Starch and Chemical Co. where he first began as a project engineer and was later promoted to department supervisor. As department supervisor, Derek was responsible for managing a production department with fourteen employees. He is a graduate of Iowa State University.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
No person or entity, including our officers and Directors, currently beneficially owns more than 5% of our outstanding membership units.
SECURITY OWNERSHIP OF MANAGEMENT
As of July 1, 2009, the Company’s current Directors and executive officers and the Director nominees for the 2009 Annual Meeting own membership units as follows:

			Amount and
			Nature of
	Name of		Beneficial		Percent of
Title of Class	Beneficial Owner	Position	Owner(1)		Class(2)
Membership Units	John E. Van Zee	President, Chief Executive	230	(3)	0.86%
		Officer, and Director
Membership Units	James Johnston	Chairman and Director	340	(4)	1.27%
Membership Units	William J. Horan	Vice Chairman and Director	320		1.20%
Membership Units	Jeremie Parr	Secretary and Director	150		0.56%
Membership Units	Don Huyser	Treasurer and Director	180	(5)	0.67%
Membership Units	Warren L. Bush	Director	580	(6)	2.17%
Membership Units	Craig Hamilton	Director	180		0.67%
Membership Units	Scot Farver	Director	323	(7)	1.21%
Membership Units	Dean Lane	Director	180	(8)	0.67%
Membership Units	Denny Mauser	Director	320	(9)	1.20%
Membership Units	William J. Talsma	Director	310	(10)	1.16%
Membership Units	Kimberly Smith	Chief Financial Officer	—		—

Totals:			3,113		11.67%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting and investment power with respect to the securities.

(2)	Based on 26,672 units issued and outstanding.

(3)	Includes units owned by Kathy Van Zee, John Van Zee’s wife.

(4)	Includes units owned by Linda L. Johnston, James Johnston’s wife, and units owned by Rustic Ridge Subdivision, LLC, of which James Johnston is a principal.

(5)	Includes units owned jointly with Sherry Huyser, Don Huyser’s wife.

(6)	Includes units held by Bush Boys Enterprises, LLC, of which Warren Bush is a principal.

(7)	Includes units owned by Francine C. Farver, Scot Farver’s wife.

(8)	Includes units owned jointly with Joy Candie Lane, Dean Lane’s wife.

(9)	Includes units jointly owned with LaRae Mauser, Denny Mauser’s wife, and units owned by Eden Hayes Farms, of which Denny Mauser is a principal.

(10)	Includes units owned by GeorgAnne Talsma, Bill Talsma’s wife, and units owned by Talsma Brothers Partnership, of which Bill Talsma is a principal.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and Directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, Directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, and based solely on a review of the copies of such reports furnished to us and written representations from our officers and Directors, all Section 16(a) filing requirements were complied with during the fiscal year ended September 30, 2008.
BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES
The Board of Directors generally meets once per month. The Board of Directors held 14 regularly scheduled and special meetings during the fiscal year ended September 30, 2008. All of the Directors attended at least 75% of the meetings of the Board of Directors during the fiscal year ended September 30, 2008.
The Board of Directors does not have a formal process for holders of membership units to send communications to the Board of Directors. The Board of Directors feels this is reasonable given the accessibility of our Directors. Members desiring to communicate with the Board of Directors may do so by contacting a Director via our website, fax, email, phone or in writing.
The Board of Directors does not have a policy with regard to Directors’ attendance at annual meetings. Ten of our eleven Directors attended the Company’s previous 2008 Annual Meeting of Members. All of our Directors are independent, as defined by NASDAQ Rule 4200, with the exception of John Van Zee who is not considered independent under NASDAQ Rule 4200 due to his status as President and Chief Executive Officer of the Company.

Audit Committee
The Company became a reporting organization with the SEC in January 2007 with the filing of a registration statement on Form 10-SB. Prior to this time, the entire Board of Directors acted as the Audit Committee for the Company. The Board of Directors created an Audit Committee in January 2007 which operates under a charter adopted by the Board of Directors in January 2007. Our Audit Committee charter requires that the Audit Committee have at least three members. On January 17, 2007, the Board of Directors appointed Warren Bush, Jeremie Parr, and Dean Lane to the Audit Committee.
The Audit Committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, all of the current members of our Audit Committee are independent within the definition of independence provided by NASDAQ Rule 4200.
However, Rule 4200 imposes more stringent standards on Audit Committee members and provides that, pursuant to Rule 4350(d), the Audit Committee must be composed of at least three members which are independent under Rule 4200, and at least one must have past employment experiences in finance and accounting. Our Audit Committee is composed of three members, all of which are independent under Rule 4200. However, none of our Audit Committee members have past employment experience in finance or accounting as required by Rule 4350(d). Therefore, our Audit Committee does not fully comply with Rule 4350(d).
In addition, our Audit Committee charter requires a majority of our Audit Committee to be independent as defined in the charter. One reason that a Director may not be independent under our Audit Committee charter is that he has accepted payments from the Company in excess of $60,000, other than for board or committee services and certain other types of compensation. Warren Bush is not independent under our Audit Committee charter because he previously received approximately $65,000 in compensation and membership unit awards under our consulting agreement with The Biodiesel Group, LLC, of which he is an owner, and an additional $20,000 for legal services previously rendered to the Company. Our other two Audit Committee members are independent under our Audit Committee charter. Therefore, we are in compliance with our Audit Committee charter by having a majority of independent Directors on the Audit Committee.
The Board of Directors has determined that we do not currently have a financial expert serving on our Audit Committee. We do not have a Director that is a financial expert serving on our Audit Committee because no member of our Board of Directors, other than John Van Zee, our current President and Chief Executive Officer, has the requisite experience and education to qualify as a financial expert as defined in Item 407 of Regulation S-B. The Board of Directors intends to consider such qualifications in future nominations to our Board of Directors and appointments to the Audit Committee.
Due to the fact that none of the Directors serving on our Audit Committee qualifies as a financial expert, in February 2008 the Audit Committee engaged an advisor, Joy Lane, to advise the Audit Committee on financial and audit issues on an ongoing as-needed basis. The Audit Committee believes that Joy Lane would satisfy the requirements of a financial expert, as provided in Item 407 of Regulation S-B.
Beginning with the first meeting of the Audit Committee in May 2007, audit issues were specifically addressed by the Audit Committee during the five (5) Audit Committee meetings that were held during the fiscal year ended September 30, 2008. All of our Audit Committee members attended at least 75% of the Audit Committee meetings.

Audit Committee Report
The following report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into any such document.
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended September 30, 2008. The Audit Committee has discussed with McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter to management from McGladrey & Pullen, LLP as required by Independence Standards Board Standard No. 1, and has discussed with such independent registered public accounting firm their auditors’ independence. The Audit Committee has considered whether the provision of services by McGladrey & Pullen, LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Form 10-QSB are compatible with maintaining McGladrey & Pullen, LLP’s independence.
Based on the reviews and discussions referred to above, the Audit Committee determined that the audited financial statements referred to above should be included in the Annual Report on Form 10-KSB accompanying this Proxy Statement for the fiscal year ended September 30, 2008.
Audit Committee
Warren Bush
Dean Lane
Jeremie Parr
Independent Registered Public Accounting Firm
The Audit Committee selected McGladrey & Pullen, LLP as the Company’s independent registered public accountants for the fiscal year October 1, 2008 to September 30, 2009. McGladrey & Pullen, LLP also served as the Company’s independent registered public accountant during our previous fiscal year October 1, 2007 to September 30, 2008. A representative of McGladrey & Pullen, LLP is expected to be present at the 2009 Annual Meeting of Members, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
Audit Fees
The aggregate fees billed by the principal independent registered public accounting firm McGladrey & Pullen, LLP to the Company for the fiscal years ended September 30, 2007 and September 30, 2008 are as follows:

	Fiscal
Category	Year	Fees
Audit Fees (1)	2008	$76,200
	2007	$80,935
Audit-Related Fees	2008	$1,300
	2007	—
Tax Fees	2008
	2007	—
All Other Fees	2008	—
	2007	—

(1)	Audit fees include review of regulatory filings, quarterly financial statement reviews and research and consultation related to financial statement and filings.

Prior to engagement of its principal independent registered public accounting firm to perform audit services for the Company for fiscal year 2008, such firm was pre-approved by the Company’s Audit Committee.
One hundred percent (100%) of all audit services and audit-related services were pre-approved by our Audit Committee or our Board of Directors, acting as the audit committee.
Nominating Committee
The Board of Directors has acted as the nominating committee for the Company and no separate nominating committee has been formed to date. The Board of Directors, acting as the nominating committee, did not meet during the 2008 fiscal year. However, the Board of Directors, acting as the nominating committee, met once in January 2009 to select the Director nominees to be up for election at the 2009 Annual Meeting. Based upon the size of the Company and the Board’s familiarity with the Company since its inception, the Board also has determined that each of the Directors is qualified to suggest nominees for consideration to the nominating committee. The Board of Directors, when acting as the nominating committee, is generally responsible for:
•	Developing a nomination process for candidates to the Board of Directors;

•	Establishing criteria and qualifications for membership to the Board of Directors;

•	Identifying and evaluating potential Director nominees;

•	Filling vacancies on the Board of Directors;

•	Recommending nominees for election or re-election.
The Board of Directors, when fulfilling the duties of a nominating committee, does not operate under a charter and it does not have a policy with regard to the consideration of any Director candidates recommended by Members. In the future, the Board of Directors may establish a nominating committee and may establish a charter and develop policies and procedures for evaluating potential Director candidates, whether presented by Members or selected by the nominating committee. The nominating committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, with the exception of John Van Zee, who serves as the Company’s President and Chief Executive Officer, all of the members of our Board of Directors are independent within the definition of independence provided by NASDAQ Rule 4200.
Nominations for the election of Directors may also be made by any Member entitled to vote generally in the election of Directors.  In accordance with the Company’s Operating Agreement, a Member desiring to nominate one or more persons for election as a Director must provide the Company with written notice of such Member’s intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than sixty (60) nor more than ninety (90) calendar days prior to the annual meeting of the Company. The notice to the Secretary must set forth: (a) the name and address of record of the Member who intends to make the nomination; (b) a representation that the Member is a holder of record of units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (d) a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member; (e) such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (f) the consent of each nominee to serve as a Director of the Company if so elected; and (g) a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding membership units and clearly setting forth the proposed nominee as a candidate of the Director’s seat to be filled at the next election of Directors. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he may so declare to the meeting and the defective nomination will be disregarded. The Board of Directors has not adopted any minimum qualifications for Director nominees.

Compensation Committee
The Board of Directors has not established a committee specifically entitled “Compensation Committee.” However, the Executive Committee of the Board of Directors currently in place performs the same tasks typically performed by a compensation committee. It does not operate under a charter and it does not have a policy with regard to the evaluation and determination of compensation for Directors and executive officers. The Board appointed James Johnston, John Van Zee, William Horan, Don Huyser, and Jeremie Parr to serve as members of the Executive Committee. All of the foregoing members of the Executive Committee were appointed by the Board of Directors on June 30, 2005, with the exception of William Horan, Don Huyser and Jeremie Parr, which were appointed on April 9, 2008. The Executive Committee has responsibility with respect to proposing and evaluating the compensation of the Company’s Chief Executive Officer and oversees the compensation of our other executive officers and Directors. The Board of Directors has the overall responsibility for approving our Director and executive compensation plans, policies and programs. The Executive Committee did not hold any meetings during the fiscal year ended September 30, 2008 for the purpose of evaluating Director and officer compensation, as compensation policies previously adopted in April 2007 have remained in effect for the Company’s 2008 fiscal year. Other than John Van Zee, who serves as the Company’s President and Chief Executive Officer, all of the members of the Executive Committee are independent within the definition of independence provided by NASDAQ Rule 4200. The Executive Committee does not have any formal policies and procedures for setting executive officer and Director compensation. The Executive Committee considers a variety of factors, as it deems appropriate, in making such determinations, including the Company’s financial performance and results of operations. Because each member of the Executive Committee is an officer, they each have a role in proposing and evaluating the compensation of Directors and executive officers.
NOMINATIONS FOR DIRECTOR POSITIONS AND MEMBER PROPOSALS
Nominations for Director Positions
Nominations for the election of Directors may be made by any Member entitled to vote generally in the election of Directors. In accordance with our Operating Agreement, a Member desiring to nominate one or more persons for election as a Director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of Central Iowa Energy at least 60 days, but no more than 90 days, prior to the annual meeting.
This notice must contain: (i) the name and address of the Member who intends to make the nomination; (ii) a representation that the Member is a holder of units of Central Iowa Energy entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member; (v) such other information regarding each nominee proposed by the Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director of Central Iowa Energy if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of our outstanding units that clearly sets forth the proposed candidate as a nominee of the Director’s seat to be filled at the next election of Directors. If a presiding officer at a meeting of the Members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.

Member Proposals
In order to be considered for inclusion in our 2010 Annual Meeting proxy statement, Member proposals must be submitted in writing to the Company by November 10, 2009 (approximately 120 days prior to the estimated date for the 2010 Annual Meeting). The Company suggests that proposals for the 2010 Annual Meeting of the Members be submitted by certified mail, return receipt requested.
Members who intend to present a proposal at the 2010 Annual Meeting of Members without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than January 24, 2010 (approximately 45 days prior to the estimated date for the 2010 Annual Meeting). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
If the Company does not receive notice of a Member proposal intended to be submitted to the 2010 Annual Meeting by January 24, 2010, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if the Company does not receive notice of a Member proposal intended to be submitted to the 2010 Annual Meeting by January 24, 2010, then the persons named on the proxy card may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
During our fiscal year ended September 30, 2008, we did not engage in any related party transaction involving an amount greater than the lesser of $120,000 or one percent (1%) of the average of our total assets at year-end for the last three completed fiscal years.
EXECUTIVE COMPENSATION
James Johnston is currently serving as our chairman and John Van Zee is currently serving as our President/Chief Executive Officer (“CEO”). Kimberly Smith is currently acting as our Chief Financial Officer (“CFO”). Jeremie Parr is currently serving as our Secretary and Don Huyser is currently serving as our Treasurer.
Summary Compensation Table
The following table sets forth all compensation paid or payable by the Company during the last two fiscal years to our President/CEO, John Van Zee. As of September 30, 2008, none of our officers had any options, warrants, or other similar rights to purchase securities of the Company.

			Fees
			Earned or
			Paid in	Stock	Option	All Other	Total
	Fiscal	Salary(1)	Cash(2)	Awards	Awards	Compensation	Compensation
Name and Position	Year	($)	($)	($)	($)	($)(3)	($)
John Van Zee, President/CEO	2008	600	3,600	0	0	181	4,381
John Van Zee, President/CEO	2007	250	1,500	0	0	82	1,832

(1)
Pursuant to a compensation policy approved by the Board of Directors in April 2007 and which remained in effect for the 2008 fiscal year, John Van Zee, in his capacity as President/CEO of the Company, received compensation in the amount of $50 per month.

(2)
Pursuant to a compensation policy approved by the Board of Directors in April 2007 and which remained in effect for the 2008 fiscal year, John Van Zee, in his capacity as a Director, received a fee of $250 per month, and as a member of the Executive Committee, received an additional fee of $50 per month.

(3)	Includes reimbursement at the standard IRS rate for mileage incurred in connection with services rendered to the Board of Directors and the Company.

Please see “DIRECTOR COMPENSATION” for information relating to our compensation arrangements for our Directors.
DIRECTOR COMPENSATION
Our Board of Directors is compensated pursuant to a compensation policy approved by our Board of Directors in April 2007 and which remained in effect through the fiscal year ended September 30, 2008. Pursuant to this policy, each Director receives $250 per month for their services to the Board. In addition, Directors are reimbursed for mileage at the standard IRS rate and for reasonable expenses associated with their service to the Company and to the Board. Each member of the Audit Committee, Executive Committee and other committees that may be established by our Board of Directors from time to time receives an additional $50 per month. The Directors may also be entitled to certain additional benefits if certain requirements are satisfied. Directors also receive $100 per half-day and $200 per day for their attendance at pre-approved meetings, including without limitations, certain trade association meetings at which they represent the Company. At the end of each fiscal year, all Directors are entitled to an additional benefit of $500 per monthly board meeting attended during the periods in which the Company meets the “Loan Covenant Targets payable” requirement, as defined in our financing agreement with our senior lender. At the end of each fiscal year, all Directors are also entitled to an additional benefit of $250 per monthly board meeting attended during the periods in which the Company achieves a 25% return on investment, as that term is defined in our financing agreement with our senior lender. Neither of these thresholds were satisfied and, accordingly, none of our Directors received these additional benefits for the fiscal year ended September 30, 2008.
For the fiscal year ended September 30, 2008, the Directors have received the following compensation:

		Fees Earned or	Additional	Total
		Paid in Cash(1)	Compensation(2)	Compensation
Director	Fiscal Year	($)	($)	($)

Warren Bush	2008	3600	1370	4970
Scot Farver	2008	3350	66	3416
Craig Hamilton	2008	3000	36	3036
William Horan	2008	3250	1457	4707
Don Huyser	2008	3250	132	3382
James Johnston	2008	4750	3919	8669
Dean Lane	2008	3600	99	3699
Denny Mauser	2008	3000	1660	4660
Jeremie Parr	2008	4200	645	4845
Tom Schroeder(3)	2008	1750	451	2201
William Talsma	2008	3000	54	3054
John Van Zee	2008	3950	181	4131

(1)
Includes monthly compensation payable to Directors at the rate of $250 per month and monthly compensation payable to members of the Audit Committee, Executive Committee or other committees established by the Board of Directors at a rate of $50 per month. Also includes fees paid for attendance at meetings pre-approved by the Board of Directors.

(2)	Includes reimbursement for mileage and other reasonable expenses incurred in connection with services rendered to the Company and the Board of Directors.

(3)	Tom Schroeder resigned as a Director on April 9, 2008.

ANNUAL REPORT AND FINANCIAL STATEMENTS
The Company’s 2008 Annual Report to security holders on Form 10-KSB, including financial statements and notes for the fiscal year ended September 30, 2008, accompanies the delivery of this Proxy Statement.
The Company will provide each Member solicited a copy of the Proxy Statement and Annual Report on Form 10-KSB without charge upon request. The written request for these documents should be directed to Darcy Kruse of Central Iowa Energy, LLC at 3426 E. 28th Street N., Newton, Iowa 50208 or by email at darcy.kruse@centraliowaenergy.com. The 2008 Annual Report on Form 10-KSB with exhibits and Proxy Statement are also available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413 or available from the SEC’s internet site (www.sec.gov).

CENTRAL IOWA ENERGY, LLC	Member Name

2009 Annual Meeting of Members — Wednesday, August 19, 2009		Please Print Clearly

For Members as of July 1, 2009	Telephone Number

Proxy Solicited on Behalf of the Board of Directors	Address:

Units Owned on July 1, 2009

PROPOSAL ONE: ELECTION OF THREE GROUP I DIRECTORS
You may vote for three (3) nominees.

	For	Against	Abstain
PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK TO VOTE YOUR SHARES

YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY LINING THROUGH A NOMINEE’S NAME.

James Johnston, Incumbent------->>>	☐	☐	☐
Craig Hamilton, Incumbent------->>>	☐	☐	☐
Don Huyser, Incumbent----------->>>	☐	☐	☐
By signing this proxy card, you appoint John Van Zee and William Horan, jointly and severally, each with full power of substitution, as proxies to represent you at the 2009 Annual Meeting of the Members to be held at 5:00 p.m. local time on Wednesday, August 19, 2009 at the DMACC Sodhexo Conference Center, 600 N. 2nd Ave. West, Newton, Iowa 50208 and at any adjournment thereof, on any matters coming before the meeting. By signing below, the undersigned further acknowledges receipt of the Notice of Annual Meeting dated July 1, 2009 and the related Proxy Statement
Please specify your choice by marking the appropriate box for each matter above. The proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be received by the Company before 5:00 p.m. on Friday, August 14, 2009.
This proxy, when properly executed, will be voted in the manner directed herein and authorizes the proxies to take action in their discretion upon other matters that may properly come before the Meeting. If you do not mark any choices for Group I directors on the proxy card, then your votes will be deemed votes FOR the three (3) nominees identified above. If you mark at least one (1) but fewer than three (3) choices for Group I directors the proxies will vote your units ONLY for the person(s) you mark as your choice(s). Your units will be included in the determination of whether a quorum is present at the 2009 Annual Meeting even if you do not mark any choices (or less than three (3) choices) on this proxy card.
You may revoke your proxy by:
•	Voting in person at the 2009 Annual Meeting;

•
Giving personal or written notice of the revocation, which is received by John Van Zee, President and Chief Executive Officer, at the Company’s offices at 3426 E. 28th Street N., Newton, Iowa 50208 by 5:00 p.m. on Friday, August 14, 2009; or

•	Giving personal or written notice of the revocation to the Company’s Secretary, Jeremie Parr, at the commencement of the 2009 Annual Meeting.

Signature:	Signature:

Date:	Date:

Please sign exactly as your name appears above. Joint owners must both sign in order for this proxy card to be valid. When signing as attorney executor, administrator, trustee or guardian, please note that fact.